Exhibit (10)(k)

                   PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") made as of the Effective Date (as hereinafter defined), by and between FLORIDA ROCK PROPERTIES, INC., a Florida corporation, the address of which for notices hereunder is P. O. Box 45243, Jacksonville, Florida 32232 ("Seller") and MULE PEN QUARRY CORPORATION, a Delaware corporation, the address of which for notices hereunder is P. O. Box 4667, Jacksonville, Florida 32201-4667 ("Buyer").

                      W I T N E S S E T H:

     WHEREAS, Seller is the owner of certain real property located in Suwannee and Columbia Counties, Florida, as more particularly described on Exhibit A attached hereto, consisting of approximately 6,320 acres of land (the "Land").

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of Seller's right, title and interest in and to said Land, together with all of Seller's Personal Property (as hereinafter defined), Improvements (as hereinafter defined), buildings, appurtenant easements for ingress, egress and utilities, licenses, privileges and other appurtenances thereon, as hereinafter more particularly described (as hereinafter defined).

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Seller, and the respective undertakings of the parties hereinafter set forth, the undersigned agree as follows:

     1. DEFINITIONS. In addition to any other terms defined by this Agreement, each of the following defined terms, when used in this Agreement with an initial capital letter or initial capital letters, shall have the meaning ascribed by this Article 1:

          1.1 "Agreement" means this Purchase and Sale Agreement between Seller and Buyer concerning the purchase and sale of the real property described on Exhibit A attached hereto.

	  1.2 "Closing" means the consummation of the purchase and sale contemplated by this Agreement.

          1.3  Intentionally Deleted.

          1.4 "Effective Date" means when this Agreement is fully executed, the last date of execution by a party to this Agreement, the date of each party's execution being set forth after each party's signature below.

          1.5  Intentionally Deleted.

          1.6  Intentionally Deleted.

          1.7 "Improvements" means any improvements located on the land described on Exhibit A.

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          1.8  "Land" means that certain tract or parcel of real
property located   in   Suwannee  and  Columbia  Counties,  Florida,
and containing approximately 6,320 acres in the aggregate, as more particularly described in Exhibit A attached hereto and by this reference made a part hereof, together with all of Seller's right, title and interest in and to all appurtenances, rights, easements, tenements, and hereditaments incident thereto.

          1.9 "Personal Property" shall mean all tangible and intangible personal property owned by the Seller and used or useful in the ownership and operation of the Real Property, including but not be limited to all (a) tangible personal property used in connection with the ownership or operation of the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing, (b) appliances, communication, plumbing, heating, air-conditioning, lighting, equipment, furniture and fixtures located in or on the Improvements, (c) livestock and animals, and
(d) all licenses, permits, easements, development rights and approvals, petroleum and mineral interests and royalties, air and water rights, construction and product warranties, contracts and materials, and all other intangibles owned or used by or for the benefit of Seller in connection with the Property.

          1.10 "Property" means the Real Property.

          1.11 "Real Property" means collectively, the Land, Personal Property and the Improvements.

     2.   SALE AND PURCHASE OF PROPERTY.

     On the terms and conditions hereinafter set forth, Seller shall sell the Property to Buyer and Buyer shall purchase the Property from Seller.

     3.   PURCHASE PRICE.

          3.1 Purchase Price. The purchase price for the Property shall be $13,000,000.00 (the "Purchase Price"). The Purchase Price,
as adjusted   for  credits  provided  herein  and  to  reflect any
prorations and other adjustments provided for herein, shall be paid by Buyer to Seller at the Closing.

          3.2 Condition. Seller agrees to deliver the Property in its PRESENT "AS IS" CONDITION with no representations or warranties on the part of Seller except as otherwise specifically set forth in this Agreement. Buyer will have the opportunity to inspect the Property and HAS NOT RELIED UPON ANY REPRESENTATIONS MADE BY Seller in describing the Property, and Buyer accepts the Property in its PRESENT, AS IS CONDITION. Buyer acknowledges and agrees that Buyer has caused its engineers, surveyors, and other professionals as may be deemed necessary in Buyer's opinion to investigate the Property before making its decision to purchase the Property.

     4.   INTENTIONALLY DELETED.

     5.   CLOSING.

          5.1 Time and Place of Closing. If the conditions precedent to Closing as set forth herein have been fulfilled, the Closing shall occur on a mutually agreeable date; but not later than

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March  29,  2004,  (the  "Closing  Date")  at  such  location in
Jacksonville, Florida as is agreed upon by Buyer and Seller.

          5.2 Deliveries at Closing. At the Closing, the following items are to be delivered:

               5.2.1 Items to be Delivered by Seller. Seller shall deliver to Buyer:

	                 5.2.1.1   Deed.  A duly executed, witnessed
and notarized Special Warranty Deed ("Deed") in favor of Buyer conveying the Real Property, free and clear of liens, encumbrances or other title matters created or arising during Seller's ownership of the Real Property (and not caused as a result of an act or omission of Buyer).

                         5.2.1.2   Bill of Sale.  A Bill of Sale dated
as of the Closing Date for the Personal Property.

                         5.2.1.3   Seller's Affidavit.  An affidavit
dated as of the Closing Date, addressed to Buyer and Buyer's title insurer, if any, duly executed on behalf of Seller by a duly authorized officer of Seller, sufficient to any title insurance underwriter
issuing   the  title  commitment  to  delete  the  standard   gap
exception, and the standard exceptions for parties in possession and mechanics' liens.

                         5.2.1.4   Certificate of Non-Foreign Status.
A certificate dated as of the Closing Date, addressed to Buyer, duly executed by Seller, stating that Seller is not (i) a "foreign person" as such term is defined in Section 1445(f) of the Internal Revenue Code; or (ii) a "disregarded entity" as such term is defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations.

                         5.2.1.5   Evidence of Authority.  Evidence
that Seller has the requisite power and authority to execute, deliver and perform under this Agreement and all closing documents to be signed by Seller. Additionally, Seller shall provide evidence of authority and good standing of Seller, including a certified copy (in recordable form) of a corporate resolution of Seller authorizing the person signing the Deed to do so.

               5.2.2 Items to be Delivered by Buyer. Buyer shall deliver to Seller the net Purchase Price in the amount at the time and in the manner specified in Article 3 on the Closing Date (less credit for the Earnest Money and other credits provided herein, and adjusted for any prorations as provided herein).

               5.2.3 Items to be Jointly Delivered by Seller and Buyer. Buyer and Seller shall jointly deliver to one another at Closing a Closing Statement, duly executed by Seller and Buyer, setting forth the prorations and other adjustments provided for herein, the disbursement of the sales proceeds, and such other matters as Seller and Buyer shall mutually deem appropriate.

               5.2.4 Closing Costs. Buyer and Seller shall each pay one-half the costs of the following at closing: documentary stamp tax due on deed; recording costs; closing attorneys fee (including preparation of this Agreement and all required closing documents, and settlement of closing transaction.). If Buyer elects to obtain title insurance or a survey of the Property, Buyer shall pay all costs thereof.

          5.3 Adjustments and Prorations. Real estate taxes will not be prorated at Closing and Buyer shall have the responsibility to pay the same for the year 2004 and subsequent years. All special assessments against the Property which are due and payable prior to Closing, if any, shall be paid by Seller at Closing.

     6.   TITLE EXAMINATION AND OBJECTIONS; FAILURE TO CLOSE.

          6.1 Title Examination and Survey. Prior to Closing, Buyer, at its option may obtain a title insurance commitment to insure transfer of title to Buyer in the amount of the Purchase Price, subject only to the matters set forth in Exhibit B attached hereto which were matters affecting the Property at the time of
its  conveyance  to  Seller (the "Permitted Exceptions").   Buyer
shall have until Closing Date to examine Seller's title to the Real Property, to cause a survey of the Real Property to be made, if Buyer elects, and to furnish Seller with a written statement of defects shown by the title insurance commitment or the survey. Buyer shall also have until the Closing Date the right to update the title search, and to update the survey, and to give Seller written notice of any new title objections appearing of record between the effective date of the initial commitment or the date of the survey and the Closing Date. If Buyer furnishes the aforesaid written notice or notices within the permitted time, Seller shall have until the earlier of the Closing Date or ten
(10) days after receipt thereof in which to indicate to Buyer which of the title objections raised by Buyer Seller will cure and those which it declines to cure; provided, however, Seller must cure all monetary encumbrances affecting title to the Real Property as a result of any act or omission of Seller such as security deeds, mortgages, judgment liens, liens for materialmen or mechanics resulting from any work undertaken by Seller. Seller shall have until the Closing Date the right, but not the obligation (except for those items Seller expressly elects in writing to cure and all monetary encumbrances), to satisfy or cure all title objections of which it was timely notified by Buyer; provided, however, that Seller, upon written notice to Buyer, may postpone the Closing by ten (10) days in order that such title objections might be cured.

          6.2  Failure to Cure Title Objections.  Should Seller
fail to satisfy or cure all such title objections by the Closing Date, as postponed, if appropriate, then Buyer shall have as its sole right and remedy, at Buyer's election to be made on or before the Closing Date, (i) in the case of an uncured monetary encumbrance, to proceed to close the purchase of the Property with such portion of the Purchase Price as is necessary being used to satisfy the monetary encumbrances; or (ii) to terminate this Agreement and thereupon be entitled to a refund of the Earnest Money from Seller; or (iii) to waive those title objections which Seller failed to satisfy or cure and proceed to close the sale of the Property contemplated herein and accept the Real Property subject to such title objections with no reduction in the
Purchase   Price,   except  as  required  to   satisfy   monetary
encumbrances as described in clause (i) above. Notwithstanding anything contained in this Article 6, if Seller's failure to convey marketable and insurable title to the Property subject only to title conditions existing prior to Seller taking title to the Property results from a willful act or omission of Seller in default of its obligations hereunder, Buyer shall be entitled to all remedies available to Buyer under Section 13.1.

     7.   INTENTIONALLY DELETED.

     8. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer the following:

          8.1  Due Authorization.  Seller represents that it is a
corporation,  validly existing under the laws  of  the  State  of
Florida.   Seller  has full power and authority  to  execute  and
deliver  this

Agreement  and all other  documents  executed  and
delivered, or to be executed and delivered, by it (contemporaneously herewith or at the Closing) in connection with the transactions described herein and to perform all of its obligations arising under this Agreement and such other documents. All consents required to effect this transaction have been obtained or will be obtained prior to Closing. The parties executing this Agreement and such other documents on behalf of Buyer have authority to bind Buyer hereunder and thereunder. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will not violate any provision of the Seller's organizational documents or result in the creation of any lien, charge, claim or encumbrance on any part of the Property.

          8.2 Compliance. Seller has not received any notice that the Real Property is in violation of any law, ordinance, regulation, or governmental requirement, including, without limitation,
matters   relating  to  zoning,  construction,  fire  protection,
environmental requirements, building code, health code, housing code, subdivision ordinance, traffic, flood control, fire safety or  the  use  and operation of the Real Property, and  no  order,
directive,   complaint,   request  for   information   or   other
communication   as  been  made  or  issued  to  Seller   by   any
governmental authority with respect to any such alleged violation in connection with the Property.

          8.3 Condemnation. Seller has received no notice from any public authority, of any eminent domain, condemnation proceeding or intention to take or condemn the Property or any part thereof.

          8.4 Legal Proceedings. There is no legal action, suit or other legal, administrative or governmental proceeding pending or to the best of Seller's knowledge, threatened against or relating to the Seller or the Property, the result of which would have an adverse effect on the Property or Seller's ability to perform its obligations hereunder.

          8.5 Special Assessments. Seller has received no notice that any portion of the Property is subject to or affected by any special assessments or obligations for roads or other improvements.

          8.6 Contracts. Seller has entered into no contracts, service contracts, leases or other obligations regarding the use, operation or maintenance of the Real Property that cannot be terminated on thirty (30) days notice.

          8.7 Survival. The representations and warranties of Seller contained in this Article 8 shall survive Closing for a period of one year.

     9. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER. Buyer represents and warrants to Seller, as follows:

          9.1 Due Authorization. Buyer has full power and authority to execute and deliver this Agreement and all other documents executed and delivered, or to be executed and delivered, by it (contemporaneously herewith or at the Closing) in connection with the  transactions  described herein and to  perform  all  of  its
obligations   arising  under  this  Agreement  and   such   other
documents.   All  consents  required for  Buyer  to  effect  this
transaction have been obtained or will be obtained prior to Closing.

          9.2 Survival. The representations and warranties of Seller contained in this Article 9 shall survive Closing for a period of one year.

     10.  CONDITIONS.

          10.1 Buyer's Conditions. In addition to any other conditions provided in this Agreement, Buyer's obligation to purchase the Property pursuant to this Agreement is subject to the satisfaction of each of the following conditions at or prior to the Closing Date.

               10.1.1 Seller's Performance. Seller shall have complied with and performed all of its obligations and covenants set forth in this Agreement.

               10.1.2    Seller's Execution and Delivery.  On or
before the Closing Date, Seller shall have executed and delivered all documents required to be delivered by Seller pursuant to the terms of this Agreement.

               10.1.3 Representations and Warranties. All of the representations and warranties made by Seller in Article 8 shall be true correct at and as of the Closing Date though such representations and warranties were made both at and as of the Effective Date and at and as of the Closing Date.

               10.1.4    Buyer's Benefit.  The contingencies set
forth in this Section 10.1. are for the sole benefit of Buyer, and Buyer may elect to waive any such contingency reserved for its benefit and proceed to consummate the transaction contemplated hereby. If Buyer accepts the Deed to the Real Property, Buyer shall be deemed to have satisfied or waived each of the conditions to Buyer's obligations under this Agreement. If any of the other conditions set forth in Subsections 10.1.1. or 10.1.2, have not been satisfied, or if the condition set forth in Subsection
10.1.3. has not been satisfied due to Seller's default, Buyer shall be entitled to pursue its remedies hereunder as provided in
Section 13.1.

          10.2 Seller's Conditions. In addition to any other conditions provided in this Agreement, Seller's obligation to sell the Property is subject to the satisfaction of each of the following conditions:

               10.2.1    Buyer's Performance.  Buyer shall have
complied with and performed all of its obligations and covenants set forth in this Agreement; and

               10.2.2    Buyer's Execution and Delivery. On or
before the Closing Date, Buyer shall have executed and delivered all documents required to be delivered by Buyer pursuant to the terms of this Agreement, and shall have paid the Purchase
Price in the manner set forth in Article 3.

               10.2.3 Seller's Benefit. The contingencies set forth in this Section 10.2. are for the sole benefit of Seller, and Seller may elect to waive any such contingency reserved for its benefit and proceed to consummate the transaction contemplated
hereby.   If Seller  accepts  payment  of the amounts provided
in Subsection 10.2.2., Seller shall be deemed to have satisfied or waived each of the conditions to Seller's obligations under this Agreement. If any contingency set forth in Subsections 10.2.1. or
10.2.2. has not been satisfied or waived within the required time period, Seller shall be entitled to pursue its remedies hereunder as provided in Section 13.2.

     11. FIRE AND CASUALTY. Seller shall bear the risk of loss of the Property until Closing. If the Property is the subject of a loss, Buyer shall have the right, at its sole option, to terminate this Agreement. If Buyer terminates this Agreement pursuant to this Section then Buyer shall receive a refund of the Earnest Money from Seller and this Agreement shall terminate and the parties hereto shall have no further rights or obligations
hereunder.   If  Buyer  does not terminate  this  Agreement,  the
proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date, and the amount of any deductible applicable to the claim, shall be paid to Buyer at the time of Closing and all unpaid claims and rights in connection with the property damage to the Property shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

     12. EMINENT DOMAIN. In the event of taking by condemnation or eminent domain proceedings of any portion of the Property prior to the Closing Date, Seller shall promptly give written notice thereof to Buyer and Buyer shall have the right, at its sole option, of terminating this Agreement by written notice given to Seller on or before the earlier to occur of the Closing Date or the tenth (10th) business day following receipt of such notice. If Buyer so terminates this Agreement, then Buyer shall receive a refund of the Earnest Money from Seller and this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder. If Buyer does not terminate the Agreement pursuant to this Article 12, then Seller shall pay over to Buyer on the Closing Date all monies received or collected by Seller by reason of such taking, and Seller shall further assign and transfer to Buyer all of Seller's right, title and interest of, in and to any awards that have been or may be made for such condemnation or eminent domain proceedings and the additional money that may be payable when the same is and becomes assignable as a matter of law.

     13.  DEFAULT.

          13.1 Seller's Default. If the Closing is not consummated on account of the Seller's default hereunder, the Buyer shall have the right to: (i) terminate this Agreement by written notice to Seller and receive a full refund of the Earnest Money, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this
Agreement  by  suit for specific performance;  (iii)  waive  such
breach    and    close   the   purchase   contemplated    hereby,
notwithstanding such breach; or (iv) in the case of a willful breach by Seller, Buyer may bring an action against Seller for damages, after notice to Seller of such willful breach and the expiration of a period of thirty (30) days from such notice, during which Seller shall have the opportunity to cure such willful breach. The foregoing shall be Buyer's sole remedies for Seller's default.

          13.2 Buyer's Default. If the Closing contemplated by this Agreement is not consummated because of Buyer's default, then Seller shall be entitled to keep the Earnest Money as Seller's
sole   and   exclusive  remedy  hereunder,  the  parties   hereto
acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Buyer's
default.   Seller's retention of said Earnest Money  is  intended
not as a penalty, but as full liquidated damages, which are otherwise not ascertainable. The right to retain such sums as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Buyer, and Seller hereby waives and releases any right to sue and hereby covenants that it shall not sue Buyer either for specific performance of this Agreement, or to recover actual damages in excess of the Earnest Money.

     14.  BROKERAGE AND OTHER FEES.

          14.1 Representations Regarding Brokers. Seller and Buyer each represent and warrant to the other that it has not employed, retained, or consulted any broker, agent, or finder in connection with this Agreement or the purchase and sale referred to herein. Seller and Buyer each hereby indemnify and agree to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party for or on account of any brokerage fee, commission, or other compensation
arising   by   reason  of  the  indemnitor's   breach   of   this
representation and warranty.

          14.2 Survival. This Article 14 shall survive the Closing or any termination, cancellation, or rescission of this Agreement.

     15.  MISCELLANEOUS.

          15.1 Successors and Assigns. Buyer may not assign, sell, convey or otherwise transfer any or all its rights under this Agreement without the prior written consent of Seller, except to a corporation, limited partnership, limited liability company or other entity, related to or affiliated with Buyer or any entity resulting from a merger with Buyer. Seller shall not assign, sell, convey, or otherwise transfer any or all of the Property or its rights under this Agreement. No such assignment by Seller or Buyer shall relieve or release the assigning party of any liability hereunder. Notwithstanding the foregoing, either party shall have the right to assign this Agreement as may be reasonably required to consummate a tax deferred exchange under
Section 1031 of the Internal Revenue Code, as provided in Section
15.11 hereof. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

          15.2 Waiver, Consent.  This Agreement supersedes all prior
agreements  between the parties hereto with respect thereto.   No
claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

          15.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

          15.4 Headings. The headings of the several articles, sections, and subsections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

          15.5 Notices. Any notice, request or other communication (a "Notice") required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight courier (such as Federal Express) or by facsimile transmission or mailed by Untied States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below. Any such Notice shall be considered given on the date of such hand or courier delivery, deposit with such overnight courier for next business day delivery, or upon transmission by facsimile with confirmation or deposit in the United States mail. By giving at least five (5) days' prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder. Any Notice of any party may be given by such party's counsel. The parties respective notice addresses are as follows:

           Buyer:

           Mule Pen Quarry Corporation
           P.O. Box 4667
           Jacksonville, Florida  32201-4667
           Attention:  John D. Baker, II
           Phone: (904) 355-1781

           Seller:

           Florida Rock Properties, Inc.
           P.O. Box 45243
           Jacksonville, Florida  32232
           Attention:  John E. Anderson
           Phone:  (904) 396-5733

          15.6 Severability. If any provision of this Agreement or the application thereto to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to the other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          15.7 Counterparts. An executed facsimile copy shall be an acceptable form of acceptance of this Agreement. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Agreement.

          15.8 Time is Of the Essence. Time is of the essence of this Agreement; provided, however, that if the time within which any action, consent, approval, or other activity herein contemplated, expires on a Saturday, Sunday, or legal holiday, such time period shall automatically be deemed extended to the first day after the scheduled termination of such time period which is not a Saturday, Sunday, or legal holiday.

          15.9 Delay Not A Waiver. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

          15.10 Attorney Fees. In the event of a breach of this Agreement by either party, the non-breaching party shall be entitled to recover all costs associated with enforcing this Agreement, including reasonable attorneys' fees and expenses.

          15.11 1031 Exchange. As part of the inducement to each party to enter into this Agreement, each party agrees that the other shall have the right to effectuate this transaction as a tax-deferred exchange in accordance with Section 1031 of the Internal Revenue Code. Accordingly each party agrees to cooperate with the other as required to effectuate an exchange, including executing

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and delivering any and all documents required  by  the exchange trustee or qualified intermediary, provided however,that the cooperating party shall have no obligation to execute any document, enter any transaction or arrangement or take or omit any other action, if such party determines in its sole discretion that the same would result in any liability, cost or expense to the cooperating party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.


                                 FLORIDA ROCK PROPERTIES, INC.,
                                 a Florida corporation


                                 By:____________________________
                                 Print:_________________________
                                 Its____________________________

                                        Date:  March ___, 2004

                                             "SELLER"



                                 MULE PEN QUARRY CORPORATION,
                                 a Delaware corporation


                                 By:___________________________
                                 Print:_________________________
                                 Its:___________________________

                                        Date:  March __, 2004

                                             "BUYER"

                            EXHIBIT A
                        LEGAL DESCRIPTION

                            EXHIBIT B
                      PERMITTED EXCEPTIONS